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                                                                   Exhibit 10.13


                            LINE OF CREDIT PROMISSORY NOTE


$2,750,000                                                         July 31, 1997



    FOR VALUE RECEIVED, the undersigned, CONNECTSOFT COMMUNICATIONS CORPORATION, a Delaware corporation, having an address at 11130 NE 33rd Place, Suite 250, Bellevue, WA 98004 (the "Maker"), promises to pay to the order of AMERICAN UNITED GLOBAL. INC., a Delaware corporation, having an address at 11130 NE 33rd Place, Suite 250, Bellevue, WA 98004 (the "Payee"), the principal sum of up to TWO MILLION SEVEN HUNDRED FIFTY THOUSAND ($2,750,000) DOLLARS (the "Note"), which amount shall be drawn as requested (the "Advances") from time to time by Maker through January 31, 1999, subject to the terms of this Note, on written notice to Payee. Each request for an Advance shall be accompanied by a statement of the proposed uses of the proceeds of the Advance. The amounts and dates of the Advances shall be noted on Schedule A annexed hereto. The principal of the Note shall bear interest accrued from July 31, 1997, at the rate of eight (8%) percent per annum, with all principal to be due and payable thirty-six (36) months from the date hereof (the "Maturity Date"), with annual interest on the unpaid principal of the Note to be accrued and the amount thereof accumulated and added to principal, subject to the terms of this Note concerning mandatory prepayment.

    1.   OPTIONAL PREPAYMENT.

         The Maker shall have the right to prepay, without penalty, at any time or times after the date hereof, all or any portion of the outstanding principal balance of this Note, along with the payment of related accrued interest, out of the net income and available cash flow of Maker in the discretion of the Board of Directors of Maker, subject to the amount of any prepayment being first applied to accrued and unpaid interest.

    2.   MANDATORY PREPAYMENT; NOTE RESTRUCTURING.

         The Maker shall make mandatory prepayment of the difference between $2,500,000 plus accrued interest on the Asset Transfer Note (as hereinafter defined) and the entire amount used to retire the Asset Transfer Note, dated July 31, 1997, made by the Maker to the order of AUGI (the "Asset Transfer Note") on the closing of the IPO (as hereinafter defined), which amount (the "Mandatory Prepayment") shall be applied first against any related accrued unpaid interest on unpaid principal, and second against unpaid Note principal (including amounts added to principal for unpaid interest) out of the net proceeds to Maker from the consummation of an initial public offering of equity or debt securities issued by Maker (the "IPO"). On the date of and following consummation of the IPO (the "IPO Date"), Maker shall have no right to request additional Advances under the Note, and Payee shall have no obligation to make additional Advances under the Note. Following delivery to the Payee of the Mandatory Prepayment amount, the balance of the unpaid principal of the Note (including accrued annual interest accumulated and added to principal) and related accrued unpaid interest shall be due and payable by Maker subject to the following terms: the balance of the unpaid principal of the Note (including accrued annual interest accumulated and added to principal) and any related accrued unpaid interest shall bear additional interest from the IPO Date of ten (10%) per annum. All unpaid principal of the Note (including accrued annual interest accumulated and added to principal) and accrued unpaid interest due thereon, including any additional interest accrued from the IPO Date, shall be due and payable on the earlier of (i) the Maturity Date, or (ii) the completion of any public or private, debt or equity financing subsequent to December 31, 1997 (the "Accelerated Maturity Date").

    3.   EVENTS OF DEFAULT.

         The following are Events of Default hereunder:


         (a) Any failure by the Maker (i) to pay all or any portion of unpaid principal of this Note, as increased by any unpaid accrued interest, or
    (ii) the payment of any accrued and unpaid interest when due at the Maturity Date, (the Accelerated Maturity Date, or otherwise in accordance with the terms of this Note as applicable).

         (b) If the Maker (i) admits in writing its inability to pay generally its debts as they mature, or (ii) makes a general assignment for the benefit of their creditors, or (iii) is adjudicated a bankrupt or insolvent, or (iv) files a voluntary petition in bankruptcy, or (v) takes advantage, as against their creditors, of any bankruptcy law statute of the United States of America or any state or subdivision thereof now or hereafter in effect, or (vi) has a petition or proceeding filed against it under any provision of any bankruptcy or insolvency law or statute of the United States of America or any state or subdivision thereof, which petition or proceeding is not dismissed within sixty (60) days after the date of the commencement thereof, (vii) has a trustee, receiver or other similar such person appointed by any court to its affairs or assets or business and such appointment is not vacated or discharged within sixty
    (60) days thereafter, or (viii) takes any action in furtherance of any of the foregoing.

    4.   REMEDIES OF DEFAULT.

         If any Event of Default shall occur and be continuing; the entire unpaid balance of this Note shall automatically be immediately due and payable, without requirement of notice or demand, and the interest rate on such unpaid balance following occurrence of an Event of Default shall be increased to twelve (12%) per annum for all purposes hereof.

    5.   CERTAIN WAIVERS.

         Except as otherwise expressly provided in this Note, the Maker hereby waives diligence, presentment for payment, protest, dishonor, nonpayment, and notice of any and all of the foregoing.

    6.   AMENDMENTS.

         This Note may not be changed orally, but only by an agreement in writing and signed by the party against whom enforcement of waiver, change, modification or discharge is sought.

    7.   GOVERNING LAW; CONSENT TO JURISDICTION.

         This Note shall be deemed to be a contract made under the laws of the State of Washington and shall be governed by, and construed in accordance with, the laws of the State of Washington. The Maker hereby consents to the jurisdiction of all courts (state and federal) sitting in the State of Washington in connection with any claim, action, or proceeding relating to or for the collection of enforcement of this Note.


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    8.   COLLECTION COSTS.

         In the event that all or any portion of this Note shall not be paid when due and payable (whether upon demand, by acceleration or otherwise), the Maker shall further be liable for and shall pay to the Payee all collection costs and expenses incurred by the Payee, including reasonable attorneys' fees.

    IN WITNESS WHEREOF, the undersigned has executed and delivered this Note on and as of the date first set forth above.



                             CONNECTSOFT COMMUNICATIONS CORPORATION


                             By: /s/ Robert Marcus
                                -----------------------------------
                             Name:  Robert Marcus
                             Title: President and CEO






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SCHEDULE A



                                                           Initials of
Principal Advance            Date of Advance               Officer of Holder
-----------------            ---------------               ------------------